EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-167412) and Form S-8 (Nos. 333-37238, 333-90129, 333-104416, 333-107793, 333-59212, 333-135282, 333-141600, 333-154775, 333-164294, 333-167846, 333-175053 and 333-175819) of Allscripts Healthcare Solutions, Inc. of our report dated February 28, 2011 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 29, 2012